Exhibit 99.3

Pro Forma Financial Information

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information has been prepared to give effect to the acquisition of Vanco Direct USA, LLC (Vanco Direct) by Capital Growth Systems, Inc. (the Company). The unaudited pro forma condensed consolidated balance sheet as of September 30, 2008 assumes the acquisition occurred on that date.

The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2008 and for the year ended December 31, 2007 were prepared as if the acquisition of Vanco Direct occurred on January 1, 2007.

The unaudited pro forma condensed consolidated financial information is based upon available information and certain estimates and assumptions that the Company’s management believes to be reasonable. These estimates and assumptions are preliminary and have been made solely for the purposes of developing pro forma financial information. Unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not purport to be indicative of the results of operations or financial position that would actually have been achieved had the transaction been completed for the period presented or that may be obtained in the future. This unaudited pro forma condensed consolidated financial information is based upon the historical consolidated financial statements of the Company and notes thereto, as well as the unaudited interim financial statements of Vanco Direct. The unaudited condensed consolidated pro forma financial information should be read in conjunction with the audited and unaudited historical financial statements of the Company and related notes thereto previously reported on Form 10-K/A and Forms 10-Q. In addition, the unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements of Vanco Direct included with Amendment No. 1 to Current Report on Form 8-K/A filed with the Commission on February 5, 2009.

The acquisition of Vanco Direct did not impact the results from the Company’s continuing operations reported in the previously filed unaudited consolidated statements of operations for the period ended September 30, 2008. Vanco plc, the former ultimate parent of Vanco Direct, was based in the United Kingdom and went into administration (a form of bankruptcy protection in the United Kingdom) on May 26, 2008. At the same time, other entities owned by Vanco plc were sold. The United Kingdom-based Administrator, akin to a trustee in United States bankruptcy actions (Seller), continued to support the operations of Vanco Direct while marketing Vanco Direct for sale. The historical results of operations of Vanco Direct for the nine months ended September 30, 2008 were negatively impacted by Vanco plc’s bankruptcy and the Administrator’s marketing of Vanco Direct for sale. The accompanying pro forma condensed consolidated statements of operations do not reflect any adjustments for any future benefit to Vanco Direct that may result from completing the sale.

Capital Growth Systems, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheet (Unaudited)

as of September 30, 2008

(in thousands)

	CGSI	Vanco Direct	Pro Forma adjustments		Pro Forma Consolidated
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,365	$1,281	$833	(A)	$4,479
Accounts receivable, net	8,379	2,728	—		11,107
Other current assets	745	1,220	(483)	(B)	1,482

Total Current Assets	11,489	5,229	350		17,068

Intangible assets, net	7,411	740	18,620	(C)	26,771
Goodwill	12,513	18,283	(14,522)	(D)	16,274
Other assets	3,407	793	2,134	(B)	6,334

TOTAL ASSETS	$34,820	$25,045	$6,582		$66,447

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Current maturities of long-term debt	$524	$—	$6,426	(E)	$6,950
Accounts payable	4,069	8,180	—		12,249
Accrued expenses	6,248	1,313	(2,280)	(F)	5,281
Deferred revenue, current portion	375	4,630	—		5,005

Total Current Liabilities	11,216	14,123	4,146		29,485

Liabilities for warrants to purchase common stock	29,092	—	7,169	(G)	36,261
Embedded derivatives of convertible debt instruments	17,906	—	17,870	(H)	35,776
Long-term portion of debt	2,148	—	(2,148)	(I)	—
Deferred revenue, net of current portion	49	—	—		49

Total Liabilities	60,411	14,123	27,037		101,571

SHAREHOLDERS’ EQUITY (DEFICIT):
Shareholders’ equity (deficit)	(25,591)	—	(9,533)	(J)	(35,124)
Member’s equity	—	10,922	(10,922)	(K)	—

Total Shareholders’ Equity (Deficit)	(25,591)	10,922	(20,455)		(35,124)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$34,820	$25,045	$6,582		$66,447

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements. For parenthetical references, see Note 2 to the pro forma condensed consolidated financial statements.

Capital Growth Systems, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations (Unaudited)

For the Nine-Month Period Ended September 30, 2008

(in thousands, except share and per share amounts)

	CGSI	Vanco Direct	Pro Forma adjustments		Pro Forma Consolidated
Revenues	$23,963	$34,336	$4,746	(L)	$63,045
Cost of revenues	12,623	27,676	700	(M)	40,999

Gross margin	11,340	6,660	4,046		22,046

Operating expenses
Compensation	12,410	4,439	(3,075)	(N)	13,774
Depreciation and amortization	1,411	468	1,115	(O)	2,994
Other operating expenses	8,541	1,913	(95)	(P)	10,359

Total operating expenses	22,362	6,820	(2,055)		27,127

Operating income (loss)	(11,022)	(160)	6,101		(5,081)

Interest expense	7,092	144	5,834	(Q)	13,070
Registration rights penalty	2,280	—	—		2,280
Loss on extinguishment of debt	5,217	—	—		5,217
Gain on warrants and derivatives	(10,186)	—	—		(10,186)

Income (loss) from continuing operations	$(15,425)	$(304)	$267		$(15,462)

Basic income (loss) per share from continuing operations	$(0.10)				$(0.10)

Weighted average shares - basic	148,507,511				148,507,511

Add back:
Debt discount and loss on derivatives	(7,126)				(7,126)

Adjusted income (loss) from continuing operations	$(22,551)				$(22,588)

Dilutive Warrants Outstanding	14,887,450				14,887,450

Weighted average shares - diluted	163,394,961				163,394,961

Dilutive income (loss) per share from continuing operations	$(0.14)				$(0.14)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements. For parenthetical references, see Note 2 to the pro forma condensed consolidated financial statements.

Capital Growth Systems, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations (Unaudited)

for the Year Ended December 31, 2007

(in thousands, except share and per share amounts)

	CGSI	Vanco Direct	Pro Forma adjustments		Pro Forma Consolidated
Revenues	$17,228	$52,007	$6,328	(L)	$75,563
Cost of revenues	12,176	42,077	933	(M)	55,186

Gross margin	5,052	9,930	5,395		20,377

Operating expenses
Compensation	21,370	5,915	(4,100)	(N)	23,185
Depreciation and amortization	3,497	891	1,487	(O)	5,875
Other operating expenses	10,797	4,028	(126)	(P)	14,699

Total operating expenses	35,664	10,834	(2,739)		43,759

Operating income (loss)	(30,612)	(904)	8,134		(23,382)

Interest expense	38,969	475	7,778	(Q)	47,222
Registration rights penalty	2,531	—	—		2,531
Gain on warrants and derivatives	(14,539)	—	—		(14,539)
Gain on extinguishment of debt	(1,645)	—	—		(1,645)
Loss on disposal of assets	501	—	—		501

Income (loss) from continuing operations	$(56,429)	$(1,379)	$356		$(57,452)

Basic and diluted income (loss) per share from continuing operations	$(1.04)				$(1.07)

Weighted average shares - basic and diluted	53,801,855				53,801,855

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements. For parenthetical references, see Note 2 to the pro forma condensed consolidated financial statements.

Capital Growth Systems, Inc. and Subsidiaries

Notes to Pro Forma Condensed consolidated Financial Statements

(Unaudited)

Note 1 – Basis of Presentation

On November 14, 2008, the Company, through its wholly-owned subsidiary Capital Growth Acquisition, Inc. (CGAI), entered into an Interest and Loan Purchase Agreement (the ILPA) with the Administrator (Seller) for Vanco plc, a U.K. corporation in administration pursuant to which CGAI agreed to purchase all of the outstanding membership interests (the Interests) of Vanco Direct. Due to required regulatory approvals, closing on the ILPA was two phased. Effective with the first closing on November 20, 2008 (the Financial Closing), the Company paid full consideration for the Interests of Vanco Direct and began operating it under a management services agreement (MSA). The Company completed the second closing on April 14, 2009, after it had obtained the required regulatory approvals (Final Closing). Effective with the Final Closing, the MSA was terminated and the Interests were released from escrow to the Company. There was no additional purchase consideration paid at the Final Closing.

The unaudited pro forma condensed consolidated statements of operations for the nine-month period ended September 30, 2008 and for the year ended December 31, 2007 gives effect to the acquisition of Vanco Direct as if it had occurred on January 1, 2007.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2008 is as if the acquisition occurred on September 30, 2008.

The unaudited pro forma condensed consolidated financial information is based on the historical consolidated financial statements of the Company and those of Vanco Direct. The acquisition was accounted for under the purchase method of accounting; whereby, the assets, liabilities, and identifiable intangible assets were recorded at their fair value. As the actual acquisition date of Vanco Direct was November 20, 2008, the impact of any changes to the assets and liabilities of Vanco Direct since September 30, 2008 are recorded as adjustments to goodwill. The unaudited pro forma results of operations are not necessarily indicative of what actually would have occurred had the Vanco Direct acquisition occurred as of the beginning of the respective years presented, nor are they necessarily indicative of future consolidated results.

A third-party valuation specialist assisted the Company with the valuation of the acquired identified intangible assets. The valuation resulted in the allocation of $19.4 million to identifiable intangibles. The valuation specialist applied a discounted cash flow analysis to determine the estimated fair value of the purchased customer relationships and internally developed software.

A summary of the purchase price allocation for the acquisition, as if the purchase occurred on September 30, 2008, is as follows:

Purchase price
Paid in cash	$12,233
Paid via non-interest bearing convertible Seller debenture, as adjusted	4,000
Less: Imputed interest on non-interest bearing Seller debenture	(1,503)
Transaction costs paid	250
Paid via fair value of stock options as additional consideration	290

Net assets acquired	$15,270

Current assets	$5,230
Identifiable intangible assets:
Developed technology	6,410
Customer base	12,950
Other assets	1,247
Goodwill	3,556
Current liabilities	(14,123)

Net assets acquired	$15,270

Based upon the preliminary purchase price allocation, the total net purchase price exceeded the net assets acquired and liabilities assumed when adjusted to fair value and resulted in goodwill, in the unaudited pro forma condensed consolidated financial information, of approximately $3.6 million. The final purchase price allocation will be based upon the net assets of Vanco Direct as of November 20, 2008, the Financial Closing Date.

The unaudited pro forma condensed consolidated balance sheet and statement of operations presented also include certain pro forma adjustments as discussed in Note 2 – Unaudited Pro Forma Adjustments.

Note 2 – Unaudited Pro Forma Adjustments

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(A)	Adjustment to reflect the purchase consideration paid for Vanco Direct, net of non-cash stock option consideration of $0.3 million and the net present value of the debenture to Seller of $2.5 million, increased by the cash received from the incremental financing for the purchase of Vanco Direct, net of related debt issuance and other costs.

(B)	Adjustments to record the net increase to debt issuance costs related to the Company’s incremental financing for the Vanco Direct acquisition.

(C)	Adjustment to eliminate the historical net carrying value of Vanco Direct intangibles of $0.7 million and record the estimated acquisition date fair value of Vanco Direct intangible assets of $19.4 million. Amortization of the acquired intangibles will be based on estimated future cash flows.

(D)	Adjustment to eliminate historical goodwill of $18.1 million and record Vanco Direct goodwill of $3.6 million for the excess of the purchase price over the preliminary fair values of the assets acquired and liabilities assumed, based upon the Vanco Direct balance sheet as of September 30, 2008.

(E)	Adjustment to reflect the repayment of an interim bridge loan with proceeds from the incremental financing and to reflect the Company’s incremental financing for the acquisition, which includes new debt consisting of an $8.5 million term loan, $9.0 million of junior secured convertible subordinated debentures, and the $2.5 million net present value of an unsecured non-interest bearing convertible debenture. The adjustments also include the net impact to debt, accrued expenses, embedded derivatives of convertible debt instruments, and shareholders’ equity (deficit) of the Company’s amendment and restatement of the existing senior secured convertible subordinated debentures, that were required to obtain the additional financing. All existing debt and new debt are classified as current due to the contingency relating to the Company’s ability to obtain waivers of violations or potential violations of certain debt covenants.

(F)	Adjustment to accrued expenses upon amendment of the March Debentures.

(G)	Adjustments to liabilities for warrants to purchase common stock to reflect the fair value at issuance of $6.4 million for warrants issued in connection with the additional debt discussed in (E) above and $0.8 million for warrants issued for financial advisory services provided in connection with the additional debt.

(H)	Adjustments to additional liabilities for embedded derivatives to reflect the fair value at issuance of the additional convertible debt instruments and the Amended March Debentures of $35.8 million discussed in (E) above, net of adjustments upon amendment of the March Debentures of $7.8 million for the decrease in fair value to the date of amendment and $10.1 million to reflect the extinguishment of the March Debentures.

(I)	Adjustment to reclassify all existing debt to current. See (E) above.

(J)	Adjustments to shareholders’ equity (deficit) include the excess of fair value at issuance of embedded derivatives related to conversion features and liabilities for warrants to purchase common stock over the additional debt and the Amended March Debentures, as discussed in (E) above, of $9.0 million, adjustments upon amendment of the March Debentures, including a gain of $7.8 million for the decrease in fair value of liabilities for embedded derivatives of convertible debt to the date of amendment and a loss on extinguishment of debt $6.6 million, and other net costs related to the March Debentures of $0.4 million. The adjustments also reflect an increase to shareholders’ equity of $0.3 million for the fair value of options to purchase common stock of the Company provided to the Seller as additional purchase price consideration.

(K)	Adjustments to eliminate the historical member’s interests (equity equivalent) of Vanco Direct as of September 30, 2008 of $10.9 million.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

(L)	Adjustment of revenues to reflect the impact of cross-selling opportunities.

(M)	Adjustment of cost of revenues due to the impact of synergies.

(N)	Adjustment of compensation expense to reflect the reduction in force impact upon merger completion.

(O)	Adjustment of Vanco Direct amortization expense to eliminate historical amortization of intangibles and adjust for amortization of identifiable intangible assets acquired, see (C).

(P)	Adjustment of other operating expenses to reflect the impact of rent related synergies.

(Q)	Adjustment of interest expense to reflect $1.0 million cash interest expense, $0.3 million interest paid-in-kind, and $4.5 million amortization of debt discounts and deferred debt costs as discussed previously in (E).

Note 3 – Non-recurring Costs

As part of the acquisition financing, certain of the March Debentures originally issued in March 2008 were amended and restated, which was deemed a debt extinguishment. As the loss on extinguishment is non-recurring, it is not included in the adjustments to the unaudited pro forma statements of operations. Similarly, the impacts to interest expense, amortization of debt discount and debt issuance costs, as well as gain or loss on derivatives resulting from the amendment and restatement of the March Debentures are not included in these adjustments.

Note 4 – Convertible Debentures, Warrants and Embedded Derivatives

The Company accounts for embedded conversion features and warrants, pursuant to Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133) and Emerging Issues Task Force (EITF) Issue 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock (EITF 00-19), which require freestanding contracts that are settled in a company’s own stock to be designated as an equity instrument, asset or a liability. The Company currently does not have any contracts or warrants that merit equity classification. Pursuant to EITF 00-19, a contract designated as an asset or a liability must be carried at fair value, with any changes in fair value recorded as gain or loss on warrants on derivatives. The adjustments to the unaudited pro forma statements of operations do not include estimates of changes in fair value of the liabilities for embedded derivatives, convertible debt instruments, or warrants to purchase common stock.